UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 18, 2008
ONYX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-28298	94-3154463

(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 2.02 Results Of Operations And Financial Condition
On February 19, 2008, Onyx Pharmaceuticals, Inc., or Onyx, issued a press release announcing financial results for the fourth quarter and year-end December 31, 2007. A copy of the earnings press release is furnished as Exhibit 99.1 to this report.
This information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Onyx, whether made before or after the date here of, regardless of any general incorporation language in such filing.
Item 8.01. Other Events
On February 18, 2008, Bayer Pharmaceuticals Corporation and Onyx announced that a Phase 3 trial evaluating Nexavar ® (sorafenib) in patients with non-small cell lung cancer (NSCLC) was stopped early following a planned interim analysis, when the independent Data Monitoring Committee concluded that the study would not meet its primary endpoint of improved overall survival.
A copy of the press release, entitled “Bayer and Onyx Provide Update on Phase 3 Trial of Nexavar in Patients with Non-Small Cell Lung Cancer” is attached as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release, dated February 19, 2008, entitled “Onyx Pharmaceuticals Reports Fourth Quarter and Twelve-Month 2007 Financial Results”

99.2	Press release, dated February 18, 2008, entitled “Bayer and Onyx Provide Update on Phase 3 Trial of Nexavar in Patients with Non-Small Cell Lung Cancer”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Dated: February 19, 2008	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press release, dated February 19, 2008, entitled “Onyx Pharmaceuticals Reports Fourth Quarter and Twelve-Month 2007 Financial Results”

99.2	Press release, dated February 18, 2008, entitled “Bayer and Onyx Provide Update on Phase 3 Trial of Nexavar in Patients with Non-Small Cell Lung Cancer”